EXHIBIT 23.1

    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated November 22, 1999 (except for Note E, as to which the date is December 3, 1999), accompanying the financial statements included in the Annual Report of Oxboro Medical International, Inc. on Form 10-KSB for the year ended September 30, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Oxboro Medical International, Inc. on Form S-3 (File No. 333-83469), effective September 1, 1999.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
December 29, 1999